Exhibit 10.1

Susquehanna Bank
Robert P. Whelen, Jr., Senior Vice President
307 International Circle, 6th floor
Hunt Valley, MD 21030-1376
Tel (410) 316-0214
Fax (410) 316-0016

June 30, 2014

Mr. Jeffery G. Hough
SVP, Chief Financial Officer
GSE Systems
1332 Londontown Blvd.
Sykesville, MD 21784

Dear Jeff:

The purpose of this letter is to confirm that the Bank has agreed to the following:

·
The Bank has agreed to extend the Revolving Credit Expiration Date until March 31, 2015, as defined in the Master Loan and Security Agreement dated November 22, 2011 in Section 1.1 (a), by and among GSE Systems, Inc., GSE Power Systems, Inc., GSE EnVision, Inc. and Susquehanna Bank.  The Bank will require that cash collateral in an amount equal to any outstanding Letter's of Credit, working capital advances or negative foreign exchange positions, be maintained in a segregated account at Susquehanna.  We will have our counsel prepare a brief modification to the Financing Documents to reflect this change which we will send to you under separate cover.  All other terms and conditions shall remain the same.

Please call me with any questions.

Respectfully,

/s/ Robert P Whelen, Jr.
Rober P Whelen, Jr.
Senior Vice President